Exhibit 1

Nissin Information

December 19, 2003

     (The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.)

     Dear investors:

     We are delighted to inform you that we recently formed a tie up with usen Corp. (“usen”). This business alliance is part of our effort to promote our “Financial OEM” strategy that follows our earlier alliances with Sanyo Electric Credit Co., Ltd., Shinsei Bank Limited and Gulliver International Co., Ltd.

     Nissin will continue to strive to improve its asset quality and fulfill the needs of the owners of small businesses by promoting the “Financial OEM” strategy.

1.	Business Results as of November 2003

     The business results as of November 2003 are as follows:

Loans outstanding

	(Unit: million yen)
	02/11	03/11	YoY

Consumer loans + VIP loans	44,102	37,477	-15.0%
Consumer loans	34,609	27,165	-21.5%
VIP loans	9,493	10,311	+8.6%
Wide loans	61,968	60,630	-2.2%
Small business owner loans + Business Timely loans	66,338	74,680	+12.6%
Small business owner loans	48,678	56,562	+16.2%
Business Timely loans	17,660	18,117	+2.6%
Secured loans	1,168	1,481	+26.8%
Notes receivable	13	277	—
Total loans outstanding	173,591	174,548	+0.6%

†Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

     (For details please refer to the monthly data for November 2003)

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

Nissin Information

2.	Details of the Business Alliance with usen Corp.

     Nissin recently agreed to provide financial services in the business owner market in which usen Corp. (Head Office: 11-1 Nagata-Cho 2-Chome, Chiyoda-ku, Tokyo, Japan; President and CEO: Yasuhide Uno; hereafter referred to as “usen”) conducts its business.

     Pursuant to this business alliance, Nissin will contribute to a new business model by combining its financial, credit and collection know-how with respect to business owners that it has developed over the years and usen’s business know-how. It is believed that the agreement will allow Nissin to accurately and promptly respond to the ever-diversifying financial needs of business owner customers.

     Furthermore, the agreement will enable usen to provide another support service to its clients. From Nissin’s standpoint, the agreement is a step towards improving marketing efficiency, widening its client base and improving the quality of its loan receivables.

     (For details please refer to the press release made on November 21, 2003)

3.	IR Roadshow in Asia

     We held our second Asia Roadshow from November 17 (Monday) to November 20 (Thursday) and during the period, we visited 10 institutional investors in Singapore and Hong Kong.

4.	NISSINVESTOR for the six months ended September 30, 2003

     We are delighted to inform you that NISSINVESTOR for the six months ended September 30, 2003 (report of our interim business) was prepared and sent to all of our shareholders in Japan at the end of September 2003. You can also download it from our homepage.

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

NISSIN CO., LTD.(8571)
Monthly Data for November 2003

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224	95,645	95,068
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992	83,303	82,594
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232	12,342	12,474
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336	36,238	36,130
Small business owner loans+ Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641	39,995	40,308
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407	24,557	24,671
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234	15,438	15,637
Secured loans	308	307	301	293	294	284	280	275
Notes receivable	26	28	18	42	64	76	101	115

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561	172,259	171,896

Month-end loans receivable

										(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans+VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051	37,618,932	37,477,827
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436	27,399,716	27,165,856
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615	10,219,216	10,311,970
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941	61,245,833	60,630,457
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179	74,240,269	74,680,747
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144	56,343,807	56,562,894
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034	17,896,462	18,117,853
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469	1,481,220	1,481,835
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585	250,139	277,751

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227	174,836,396	174,548,619

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product

	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840	2,766	2,424					23,038
Approvals	683	678	726	713	766	806	745	594					5,711
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%	26.93%	24.50%					24.79%
VIP loans
Applications	238	285	307	310	281	272	253	250					2,196
Approvals	217	272	287	286	264	248	221	228					2,023
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%	87.35%	91.20%					92.12%
Wide loans
Applications	1,022	1,169	929	864	787	903	826	602					7,102
Approvals	816	904	775	671	651	641	653	485					5,596
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%	79.06%	80.56%					78.79%
Small business owner loans
Applications	660	675	661	640	515	477	549	431					4,608
Approvals	578	579	581	553	434	417	464	379					3,985
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%	84.52%	87.94%					86.48%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454	1,422	1,236					11,366
Approvals	473	600	772	714	631	610	618	451					4,869
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%	43.46%	36.49%					42.84%
Secured loans
Applications	5	5	10	1	7	10	7	9					54
Approvals	3	4	5	1	7	5	3	5					33
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%	42.86%	55.56%					61.11%
Notes receivable
Applications	10	8	2	31	46	34	52	39					222
Approvals	5	8	2	31	26	25	49	33					179
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%	94.23%	84.62%					80.63%

* 1	The figures for Consumer loans do not include applications and approvals through tie-up companies.

* 2	The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended November 30, 2001, 2002 and 2003

November 30, 2001

					(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,905,154,893	4.10	568,020,878	1.22	344,216,930	0.74	263,568,536	0.57	1,175,806,344	2.53	46,442,356,538
Wide loans	2,597,326,788	4.93	455,087,617	0.86	278,557,273	0.53	636,538,298	1.21	1,370,183,188	2.60	52,659,969,181
Small business owner loans	2,191,881,450	6.50	294,848,769	0.87	182,491,016	0.54	674,499,428	2.00	1,151,839,213	3.42	33,708,107,875
Business Timely loans	330,483,697	2.30	88,335,964	0.62	83,087,874	0.58	57,200,981	0.40	228,624,819	1.59	14,341,210,184
Secured loans	225,049,364	14.82	22,899,253	1.51	19,006,192	1.25	144,237,239	9.50	186,142,684	12.26	1,518,203,093
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,847,382

Total	7,249,896,192	4.88	1,429,192,481	0.96	907,359,285	0.61	1,776,044,482	1.19	4,112,596,248	2.77	148,686,694,253

November 30, 2002

							(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,334,707,573	5.29	698,460,365	1.58	375,346,897	0.85	299,473,203	0.68	1,373,280,465	3.11	44,102,481,308
Wide loans	3,807,606,483	6.14	473,744,943	0.76	297,556,744	0.48	891,018,692	1.44	1,662,320,379	2.68	61,968,229,911
Small business owner loans	4,069,562,933	8.36	436,088,562	0.90	289,393,255	0.59	926,526,155	1.90	1,652,007,972	3.39	48,678,665,579
Business Timely loans	679,258,067	3.85	197,046,728	1.12	126,015,148	0.71	108,156,651	0.61	431,218,527	2.44	17,660,141,823
Secured loans	335,527,993	28.72	40,517,965	3.47	12,707,825	1.09	182,702,244	15.64	235,928,034	20.19	1,168,445,535
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	13,501,300

Total	11,226,663,049	6.47	1,845,858,563	1.06	1,101,019,869	0.63	2,407,876,945	1.39	5,354,755,377	3.08	173,591,465,456

November 30, 2003

							(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,154,249,365	5.75	613,998,570	1.64	301,951,555	0.81	254,027,219	0.68	1,169,977,344	3.12	37,477,827,414
Wide loans	5,378,351,489	8.87	606,299,781	1.00	385,917,193	0.64	1,436,686,578	2.37	2,428,903,552	4.01	60,630,457,801
Small business owner loans	5,563,917,066	9.84	576,720,580	1.02	394,504,214	0.70	1,500,977,125	2.65	2,472,201,919	4.37	56,562,894,234
Business Timely loans	920,250,995	5.08	234,029,138	1.29	178,140,744	0.98	136,880,321	0.76	549,050,203	3.03	18,117,853,091
Secured loans	241,279,280	16.28	12,950,604	0.87	2,678,102	0.18	155,056,509	10.46	170,685,215	11.52	1,481,835,976
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	277,751,085

Total	14,258,048,195	8.17	2,043,998,673	1.17	1,263,191,808	0.72	3,483,627,752	2.00	6,790,818,233	3.89	174,548,619,601

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended September 30, October 31 and November 30, 2003

September 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,627,877,593	4.31	564,530,606	1.49	6,135,252	0.02	12,040,558	0.03	582,706,416	1.54	37,797,051,760
Wide loans	4,936,236,445	8.22	508,285,848	0.88	346,789,769	0.69	1,160,342,359	2.25	2,015,417,976	3.27	61,686,941,703
Small business owner loans	5,022,296,708	9.20	431,028,712	0.79	335,632,352	0.61	1,367,593,495	2.50	2,134,254,559	3.91	54,600,144,959
Business Timely loans	532,377,362	3.01	192,849,642	1.09	0	0.00	1,959,927	0.01	194,809,569	1.10	17,701,034,823
Secured loans	252,721,710	16.56	9,131,803	0.60	14,323,524	0.94	187,128,951	12.26	210,584,278	13.80	1,526,469,229
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	216,585,395

Total	12,371,509,818	7.13	1,705,826,611	0.98	702,880,897	0.41	2,729,065,290	1.57	5,137,772,798	2.96	173,528,227,869

October 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,531,017,020	4.07	495,537,259	1.32	329,939,518	0.88	3,662,887	0.01	829,139,664	2.20	37,618,932,888
Wide loans	4,640,735,066	7.58	569,206,427	0.93	451,062,658	0.74	1,268,658,175	2.07	2,288,927,260	3.74	61,245,833,614
Small business owner loans	4,823,021,070	8.56	489,191,090	0.87	351,602,313	0.62	1,466,734,596	2.60	2,307,527,999	4.10	56,343,807,191
Business Timely loans	693,329,941	3.87	222,724,135	1.24	162,232,527	0.91	0	0.00	384,956,662	2.15	17,896,462,163
Secured loans	250,917,520	16.94	2,660,088	0.18	10,204,429	0.69	170,314,463	11.50	183,178,980	12.37	1,481,220,332
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	250,139,924

Total	11,939,020,617	6.83	1,779,318,999	1.02	1,305,041,445	0.75	2,909,370,121	1.66	5,993,730,565	3.43	174,836,396,112

November 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,154,249,365	5.75	613,998,570	1.64	301,951,555	0.81	254,027,219	0.68	1,169,977,344	3.12	37,477,827,414
Wide loans	5,378,351,489	8.87	606,299,781	1.00	385,917,193	0.64	1,436,686,578	2.37	2,428,903,552	4.01	60,630,457,801
Small business owner loans	5,563,917,066	9.84	576,720,580	1.02	394,504,214	0.70	1,500,977,125	2.65	2,472,201,919	4.37	56,562,894,234
Business Timely loans	920,250,995	5.08	234,029,138	1.29	178,140,744	0.98	136,880,321	0.76	549,050,203	3.03	18,117,853,091
Secured loans	241,279,280	16.28	12,950,604	0.87	2,678,102	0.18	155,056,509	10.46	170,685,215	11.52	1,481,835,976
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	277,751,085

Total	14,258,048,195	8.17	2,043,998,673	1.17	1,263,191,808	0.72	3,483,627,752	2.00	6,790,818,233	3.89	174,548,619,601

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

September 30, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	10	3,700	1	2,000	25	72,300	24	18,050	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	3	13,000	8	11,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	36	9,350	0	0	11	39,800	101	73,950	0	0
Other	1,059	355,781	640	1,610,430	378	1,161,828	384	290,939	5	409,300

Total	1,105	368,831	641	1,612,430	417	1,286,928	517	393,939	5	409,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	60	96,050
Shinsei Business Finance Co., Ltd.	0	0	11	24,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	148	123,100
Other	18	56,937	2,484	3,885,215

Total	18	56,937	2,703	4,128,365

October 31, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	12	5,100	0	0	26	91,700	23	16,690	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	25,500	6	6,200	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	21	5,900	0	0	22	80,700	92	65,310	1	5,000
Other	985	316,285	653	1,680,870	406	2,843,070	344	249,191	2	8,800

Total	1,018	327,285	653	1,680,870	464	3,040,970	465	337,391	3	13,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	61	113,490
Shinsei Business Finance Co., Ltd.	0	0	16	31,700
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	136	156,910
Other	23	72,492	2,413	5,170,708

Total	23	72,492	2,626	5,472,808

November 30, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	6	2,100	1	3,000	14	60,800	13	8,800	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	26	159,000	5	9,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	22	6,750	0	0	11	39,500	88	58,610	0	0
Other	842	279,907	484	1,208,426	331	1,552,200	275	191,830	5	40,700

Total	870	288,757	485	1,211,426	382	1,811,500	381	268,240	5	40,700

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	34	74,700
Shinsei Business Finance Co., Ltd.	4	4,725	35	172,725
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	121	104,860
Other	11	47,626	1,948	3,320,689

Total	15	52,351	2,138	3,672,975

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

September 30, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	220	80,821	3	4,981	386	990,675	210	212,035	0	0
Shinsei Business Finance Co., Ltd.	2	543	0	0	61	215,060	38	56,410	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	119	36,373	0	0	85	316,273	440	383,883	0	0
Other	95,883	37,679,313	36,333	61,681,959	23,875	53,078,136	14,546	17,048,705	284	1,526,469

Total	96,224	37,797,051	36,336	61,686,941	24,407	54,600,144	15,234	17,701,034	284	1,526,469

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	819	1,288,514
Shinsei Business Finance Co., Ltd.	0	0	101	272,014
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	644	736,530
Other	76	216,585	170,997	171,231,169

Total	76	216,585	172,561	173,528,227

October 31, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	230	83,648	3	4,923	404	1,045,785	231	234,682	0	0
Shinsei Business Finance Co., Ltd.	2	519	0	0	69	230,482	43	58,451	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	139	42,195	0	0	102	373,595	518	465,118	1	5,000
Other	95,274	37,492,569	36,235	61,240,909	23,982	54,693,943	14,646	17,138,209	279	1,476,220

Total	95,645	37,618,932	36,238	61,245,833	24,557	56,343,807	15,438	17,896,462	280	1,481,220

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	868	1,369,040
Shinsei Business Finance Co., Ltd.	0	0	114	289,453
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	760	885,909
Other	101	250,139	170,517	172,291,991

Total	101	250,139	172,259	174,836,396

November 30, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	234	85,605	4	7,883	409	1,075,351	239	246,434	0	0
Shinsei Business Finance Co., Ltd.	2	505	0	0	93	378,881	47	64,301	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	156	46,847	0	0	113	410,602	604	540,507	1	4,944
Other	94,676	37,344,869	36,126	60,622,574	24,056	54,698,058	14,747	17,266,609	274	1,476,891

Total	95,068	37,477,827	36,130	60,630,457	24,671	56,562,894	15,637	18,117,853	275	1,481,835

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	886	1,415,274
Shinsei Business Finance Co., Ltd.	4	4,725	146	448,413
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	874	1,002,901
Other	111	273,025	169,990	171,682,029

Total	115	277,751	171,896	174,548,619

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

					(amounts in millions of yen)
	November 30, 2003		March 31, 2003		November 30, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	95,172	67.77%	104,920	68.85%	99,937	66.57%
Bank	68,313	48.64%	68,704	45.08%	69,922	46.58%
Life insurance companies	120	0.09%	200	0.13%	232	0.14%
Non-life insurance companies	1,566	1.12%	2,327	1.53%	2,255	1.50%
Other financial institutions	25,173	17.93%	33,688	22.11%	27,528	18.34%
Direct	45,259	32.23%	47,474	31.15%	50,189	33.43%

Total	140,431	100.00%	152,394	100.00%	150,126	100.00%

Borrowings by maturity

					(amounts in millions of yen)
	November 30, 2003		March 31, 2003		November 30, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,600	3.99%	5,500	3.61%	4,850	3.23%
Long-term loan	134,831	96.01%	146,894	96.39%	145,276	96.77%
Long-term loan within 1 year	64,422	45.87%	54,666	35.87%	52,384	34.89%
Long-term loan over 1 year	70,408	50.14%	92,228	60.52%	92,892	61.88%

Total	140,431	100.00%	152,394	100.00%	150,126	100.00%

Borrowing rates

			(%)
	November 30, 2003	March 31, 2003	November 30, 2002

Indirect	2.39	2.43	2.47
Bank	2.33	2.38	2.43
Life insurance companies	2.37	2.34	2.30
Non-life insurance companies	2.92	2.79	2.93
Other financial institutions	2.54	2.51	2.54
Direct	2.19	2.31	2.24

Total	2.33	2.39	2.39